UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Date of Report: September 23, 2005

CAMBRIDGE ADVANTAGED PROPERTIES II LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

0-18491 (Commission File Number)	13-3330195 (IRS Employer Identification Number)

625 Madison Avenue, New York, New York

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 317-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Event

The following updates disclosure with respect to the status of Registrant's liquidation. Pursuant to a no-action letter from the Securities and Exchange Commission dated February 6, 2002, Registrant is no longer required to file periodic reports due to the fact that it no longer has any operations and is in the process of winding up.

Announcement of Final Liquidation

On September 23, 2005, Registrant completed its liquidation and winding-up and filed a certificate of cancellation with the Secretary of State of the State of Delaware. In accordance with the provisions of Registrant's Partnership Agreement, a cash distribution in an amount equal to its remaining available cash less costs incurred to terminate Registrant was transferred to Registrant's distribution agent for distribution to Registrant's beneficial owners.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements

Not applicable

(b) Pro Forma Financial Information

Not applicable

(c) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMBRIDGE ADVANTAGED PROPERTIES II LIMITED PARTNERSHIP

(Registrant)
By: Related Advantaged Residential Associates, Inc., General Partner

By: /s/ Alan P. Hirmes
Alan P. Hirmes
President

September 27, 2005